Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-56257 and 333-126445 on Form S-8 of Bernard Chaus, Inc. of our report dated September 18, 2008, relating to the consolidated financial statements and financial statement schedule appearing in this Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 2008.
/s/  25 MAD LIQUIDATION CPA, P.C.
    (formerly known as Mahoney Cohen & Company, CPA, P.C.)
New York, New York
October 29, 2010